AMENDMENT No. 1
TO THE
SUB-ADMINISTRATION SERVICING AGREEMENT

This Amendment No. 1 to the Sub-Administration Servicing Agreement is made and entered into by and between Onex Direct Lending BDC Fund, a Delaware Statutory Trust (the “Fund”), Onex Falcon Investment Advisors, LLC, a Delaware limited liability company, (the “Assignor”), Onex Credit Advisor, LLC (the “Assignee”) and U.S. Bancorp Fund Services, LLC d/b/a/ U.S. Bank Global Fund Services, a Wisconsin limited liability company (“USBFS”), dated as of March 6, 2024 (the “Amendment”).

W I T N E S S E T H

WHEREAS, the Assignor has previously entered into an Administration Agreement with the Fund;

WHEREAS, USBFS provides sub-administrative services to the Fund pursuant to the Sub-Administration Servicing Agreement dated as of September 16, 2021, by and among the Fund, the Assignor and USBFS (as amended, the “Sub-Administration Agreement”);

WHEREAS, the Assignor desires to transfer and assign, and the Assignee desires to accept and assume, all the rights and obligations of Assignor under the Sub-Administration Agreement; and

WHEREAS, the board of trustees of the Fund (the “Board of Trustees”), including a majority of the Board of Trustees who are not interested persons of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, has approved the assignment of the Sub-Administration Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.
Sub-Administration Agreement in Effect. Except as expressly stated herein, the Sub-Administration Agreement will remain in full force and effect.

2.
Consent.

a.
USBFS hereby consents to the assignment of the Sub-Administration Agreement to the Assignee pursuant to Section 14 of the Sub-Administration Agreement.

b.
The Fund hereby consents to the assignment of the Sub-Administration Agreement to the Assignee.

3.
Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Sub-Administration Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Amendment.

4.
Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

5.
Multiple Originals. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

6.
Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of New York, all rights and remedies being governed by such laws.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date written below.

Onex Direct Lending BDC Fund

/s/ Zachary Drozd___________________

Name: Zachary Drozd

Title: General Counsel and Chief Compliance Officer

Date:

Onex Falcon Investment Advisers, LLC, as Assignor

/s/ Zachary Drozd___________________

Name: Zachary Drozd

Title: Deputy General Counsel and Chief Compliance Officer

Date:

Onex Credit Advisor, LLC, as Assignee

/s/ Zachary Drozd___________________

Name: Zachary Drozd

Title: Deputy General Counsel and Chief Compliance Officer

Date:

U.S. Bancorp Fund Services, LLC

/s/ Jason Hadler_____________________________

Name: Jason Hadler

Title: Sr. Vice President

Date:

[Onex Direct Lending BDC Fund – Amendment No. 1 to Sub-Admin Agreement]